Exhibit 1.1

Underwriting Agreement

July 22, 2009

Rodman & Renshaw, LLC

1251 Avenue of the Americas, 20th Floor

New York, New York 10020

Ladies and Gentlemen:

Cell Therapeutics, Inc., a Washington corporation (“Company”), confirms its agreement, subject to the terms and conditions stated herein, to issue and sell to Rodman & Renshaw, LLC (the “Underwriter”) an aggregate of 29,332,107 shares (the “Firm Shares”) of Common Stock, no par value per share (the “Common Stock”), and warrants (the “Firm Warrants” and together with the Firm Shares, the “Firm Securities”) to purchase an aggregate of 7,333,027 shares of Common Stock (the “Firm Warrant Shares”). The Firm Securities and the Optional Securities that the Underwriter elects to purchase pursuant to Section 2 are herein collectively referred to as the “Securities.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-158272), including the related preliminary prospectus or prospectuses, which registration statement has been declared effective pursuant to the rules and regulations of the Commission (the “Rules and Regulations”) under the Securities Act of 1933, as amended (the “Act”). Such registration statement covers the registration of the Securities under the Act. The Company has filed with the Commission a preliminary prospectus supplement pursuant to, and promptly after execution and delivery of this Agreement, the Company will prepare and file a definitive prospectus supplement in accordance with, the provisions of Rule 430B (“Rule 430B”) of the Rules and Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the Rules and Regulations. Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus used in connection with the offering of the Securities that omitted Rule 430B Information is herein called a “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act at such time and the documents otherwise deemed to be a part thereof or included therein by the Rules and Regulations, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Initial Registration Statement.” The preliminary prospectus supplement filed with the Commission and the final prospectus furnished to the Underwriter for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act at the time of the execution of this Agreement together with each “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities (an “Issuer Free Writing Prospectus”), if any, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis, and Retrieval System (“EDGAR”) or Interactive Data Electronic Applications system (“IDEA”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may

1. The Company represents and warrants to, and agrees with, the Underwriter as set forth below in this Section 1 as of the date hereof, as of the Applicable Time (as defined herein) and as of the Time of Delivery (as defined herein).

(i) The Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; no other document with respect to the Initial Registration Statement (other than the prospectuses filed with the Commission pursuant to Rule 424(b) on April 7, 2009, April 13, 2009, May 11, 2009 and July 22, 2009) has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement or any post-effective amendment thereto has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission in writing by the Commission;

(ii) Each part of the Registration Statement and any post-effective amendment thereto, at the time such part became effective (including each deemed effective date with respect to the Underwriter pursuant to Rule 430B or otherwise under the Act) and at the Time of Delivery, and the Prospectus, at the time of filing or the time of first use within the meaning of the Rules and Regulations and at the Time of Delivery, complied and will comply in all material respects with the requirements of the Act and the Rules and Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of its date or the time of first use within the meaning of the Rules and Regulations and at the Time of Delivery, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein;

(iii) As of the Applicable Time, no Prospectus, including, without limitation: (a) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the information included on Schedule III hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the immediately preceding sentence shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein. As used in this paragraph and elsewhere in this Agreement:

“Applicable Time” means 10:37 p.m. (New York time) on the date of this Agreement or such other time as agreed by the Company and the Underwriter.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

(iv) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The representations and warranties set forth in the immediately preceding sentence shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein;

(v) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Act or the Exchange Act, and, with the exception of information in such incorporated documents that was modified or superseded by information in the Prospectus, when read together with (and as modified by) the other information in the Prospectus, at the time the Registration Statement and any amendments become effective or were filed with the Commission, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(vi) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements filed with the Commission as part of the Registration Statement and included in the General Disclosure Package and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth, contemplated or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, except for such loss or interference as would not, individually or in the aggregate, have a material adverse effect on the business, prospects, operations, assets, condition (financial or otherwise), members’ or shareholders’ equity (as applicable) or results of operations of the Company and its consolidated subsidiaries taken as a whole (a “Material Adverse Effect”); and, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, (A) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries other than grants of stock options to employees of the Company pursuant to the Company’s equity incentive plans in the ordinary course of business and the issuance of shares of Common Stock upon the exercise of warrants and stock options by existing security holders of the Company in the ordinary course of business or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, prospects, operations, assets, condition (financial or otherwise) or results of operations of the Company and its consolidated subsidiaries taken as a whole, (B) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock, in each case, other than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus;

(vii) Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries do not own any real property. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as do not materially affect the value of such property or do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or would not reasonably be expected to result in a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not reasonably be expected to result in a Material Adverse Effect;

(viii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Washington, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified and in good standing in any such jurisdiction would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and each subsidiary of the Company has been duly formed, incorporated or organized and is validly existing and in good standing under the laws of its jurisdiction of formation, incorporation or organization and each subsidiary of the Company has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified and in good standing in any such jurisdiction would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(ix) All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable, and have been issued in compliance in all material respects with all applicable federal and state securities laws or an exemption thereto and conform in all material respects to the description of the capital stock set forth in the Registration Statement, the General Disclosure Package and the Prospectus; all of the shares of capital stock of each subsidiary of the Company have been duly authorized and are validly issued, fully paid and non-assessable, have been issued in compliance with all applicable U.S. federal and state securities laws or an exemption thereto and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims, except to such extent as would not, individually or in the aggregate, have a Material Adverse Effect. None of the outstanding shares of capital stock of the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than as set forth in the Registration Statement, the General Disclosure Package and the Prospectus;

(x) Each of this Agreement and the Underwriter’s Warrant Agreement (as defined herein) has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as rights to indemnification or contribution hereunder may be limited by applicable law or the public policy underlying such law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles;

(xi) The Securities, the Warrant Shares, the Optional Warrant Shares and the shares of Common Stock underlying the Underwriter’s Warrants (as defined herein) have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued, fully paid and non-assessable. The Securities and the Underwriter’s Securities conform in all material respects to all statements with respect thereto contained in the General Disclosure Package and the Prospectus. When paid for and issued in accordance with the Underwriter’s Warrant Agreement, the holders thereof will not be subject to personal liability by reason of being such holders and shares of Common Stock underlying the Underwriter’s Warrant are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Underwriter’s Warrants has been duly and validly taken;

(xii) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement other than as described in the Registration Statement, the General Disclosure Package and the Prospectus, or as have been satisfied, or waived in writing, in connection with the offering contemplated hereby;

(xiii) The issue and sale of the Securities and the Underwriter’s Warrants and the compliance by the Company with all of its obligations under this Agreement, the Underwriter’s Warrant Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give rise to a right of termination under, or result in the acceleration of any obligation under any statute, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such conflicts, breaches, defaults, violations or rights as would not, individually or in the aggregate, have a Material Adverse Effect, nor will such action result in any violation of (A) the provisions of the Certificate of Incorporation or By-laws of the Company or any of its subsidiaries or (B) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the case of clause (B) for such violations as would not reasonably be expected to have a Material Adverse Effect;

(xiv) No consent, approval, authorization, order, registration, qualification, permit, license, exemption, filing or notice (each an “Authorization”) of, from, with or to any court, tribunal, government, governmental or regulatory authority, self-regulatory organization or body (each, a “Regulatory Body ”) is required for the issue and sale of the Securities and the Underwriter’s Warrants by the Company or the consummation by the Company of the transactions contemplated by this Agreement and the Underwriter’s Warrant Agreement, except (A) the registration of the Securities under the Act; (B) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriter; (C) such Authorizations as may be required under the rules and regulations of the Financial Industry Regulation Authority, Inc. (“FINRA”); (D) such Authorizations as may be required under the rules and regulations of The NASDAQ Capital Market LLC; and (E) such other Authorizations the absence of which would not, individually or in the aggregate, have a Material Adverse Effect; and no event has occurred that has resulted in, or after notice or lapse of time or both would reasonably be expected to result in, or would otherwise reasonably be expected to result in revocation, suspension, termination or invalidation of any such Authorization or any other impairment of the rights of the holder or maker of any such Authorization;

(xv) All corporate actions (including those of stockholders) necessary for the Company to consummate the transactions contemplated in this Agreement have been obtained and are in effect;

(xvi) Neither the Company nor any of its subsidiaries is (A) in violation of its Certificate of Incorporation or By-laws or other organizational documents or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for such defaults specified under subparagraph (B) herein that would not, individually or in the aggregate, have a Material Adverse Effect;

(xvii) The statements set forth in the General Disclosure Package and the Prospectus under the captions “The Offering,” Description of Capital Stock”, “Description of Debt Securities”,“and “Description of Warrants”, insofar as they purport to constitute a summary of the terms of the Securities, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate summaries of such provisions in all material respects;

(xviii) Other than as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and, no such proceedings are threatened or to the Company’s knowledge contemplated by governmental authorities or threatened by others;

(xix) There are no statutes, regulations, contracts or other documents that are required to be described in the General Disclosure Package and the Prospectus and no contracts or other documents required to be filed or incorporated by reference as exhibits to the Registration Statement that are not described or filed or incorporated as required;

(xx) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xxi) At the time of filing the Initial Registration Statement, the Company was not an “ineligible issuer,” as defined in Rule 405 under the Act;

(xxii) Stonefield Josephson, Inc., who have audited certain financial statements of the Company and its subsidiaries, are an independent registered accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(xxiii) The consolidated financial statements of the Company and its subsidiaries, including all notes and schedules thereto, included in the Registration Statement, the General Disclosure Package and Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of income, stockholders’ equity and cash flows of the Company and its subsidiaries for the periods specified in conformity with generally accepted accounting principles, consistently applied throughout the periods involved, other than as may be expressly stated in the related notes thereto and, with respect to unaudited periods other than routine year-end adjustments which are not material individually or in the aggregate; no other financial statements or supporting schedules are required to be included in the Registration Statement;

(xxiv) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a 15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (other than as set forth in the General Disclosure Package and the Prospectus);

(xxv) Since the date of the latest audited financial statements of the Company included in the General Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (other than as set forth in the General Disclosure Package and the Prospectus);

(xxvi) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act. Such disclosure controls and procedures (A) are designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; (B) have been evaluated for effectiveness as of December 31, 2008; and (C) to the knowledge of the Company are effective to perform the functions for which they were established;

(xxvii) There are no off-balance sheet arrangements, outstanding guarantees or other contingent obligations of the Company that could reasonably be expected to have a Material Adverse Effect;

(xxviii) The Company’s Chief Executive Officer and Chief Financial Officer have reviewed and agreed with the selection, application and disclosure of critical accounting policies and have consulted with the Company’s independent registered public accounting firm with regard to such disclosure;

(xxviii) No relationship, direct or indirect, exists between or among the Company, on the one hand, and any director, officer, stockholder, customer, licensor or supplier of the Company, on the other hand, which is required to be described in the Registration Statement, the General Disclosure Package or the Prospectus and which is not so described. There are no outstanding loans, advances or guarantees of indebtedness by the Company to or for the benefit of any of the executive officers or directors of the Company, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus;

(xxix) To the knowledge of the Company, no person associated with or acting on behalf of the Company, including without limitation any director, officer, agent or employee of the Company or its subsidiaries has, directly or indirectly, while acting on behalf of the Company or its subsidiaries (A) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (B) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (C) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended or (D) made any other unlawful payment;

(xxx) Except as contemplated by this Agreement and as set forth in the General Disclosure Package and the Prospectus, no person is entitled to receive from the Company a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated herein,;

(xxxi) Neither the Company nor any of its subsidiaries or controlled affiliates does business with the government of, or with any person located in any country in a manner that violates in any material respect any of the economic sanctions programs or similar sanctions-related measures of the United States as administered by the United States Treasury Department’s Office of Foreign Assets Control; and the net proceeds from the offering contemplated by this Agreement will not be used to fund any operations in, finance any investments in or make any payments to any country, or to make any payments to any person, in a manner that violates any of the economic sanctions of the United States administered by the United States Treasury Department’s Office of Foreign Assets Control;

(xxxii) Statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate in all material respects;

(xxxiii) The Company has not distributed and will not distribute prior to the last Time of Delivery (as defined in Section 6 hereof) and completion of the distribution of the Securities (excluding the issuance of the Warrant Shares and Optional Warrant Shares, if any), any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the General Disclosure Package and the Prospectus or such other materials reviewed by the Underwriter or otherwise required by applicable law;

(xxxiv) Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, no material labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors other than as would not reasonably be expected to have a Material Adverse Effect;

(xxxv) Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, (A) the Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective business, other than those the failure of which to possess would not reasonably be expected to have a Material Adverse Effect, and (B) neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect;

(xxxvi) The Company and its subsidiaries (A) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xxxvii) The Company and its subsidiaries own or possess all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect;

(xxxviii) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect;

(xxxix) None of the Company and its subsidiaries, nor to the knowledge of the Company, any of the Company’s or its subsidiaries’ directors, officers or controlling persons, have taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities which is otherwise prohibited by Regulation M under the Act;

(xl) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries have filed all necessary federal and state income and franchise tax returns or have received extensions thereof and have paid all taxes shown on such returns to be required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except for any assessment, fine or penalty that is currently being contested in good faith except where failure to file such returns or pay, or make provision to pay, all such taxes and assessments would not reasonably be expected to have a Material Adverse Effect. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in paragraph 1(a)(xxiii) above in respect of all federal and state income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has no knowledge of any tax deficiency which might be asserted against the Company or any subsidiary which could reasonably be expected to result in a Material Adverse Effect

(xli) Except as disclosed in the Statement, the General Disclosure Package and the Prospectus, the Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on The NASDAQ Capital Market and the MTA stock market in Italy, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from The NASDAQ Capital Market or the MTA stock market, nor has the Company received any notification that the Commission, NASDAQ, FINRA or the Borsa Italiana contemplating terminating such registration or listing;

(xlii) The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate “ means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification; neither the Company nor any of its subsidiaries is subject to, nor do any of its employees benefit from, whether pursuant to applicable employment laws, regulations, extension orders or otherwise, any agreement, arrangement, understanding or custom with respect to employment (including, without limitation, termination thereof);

(xliii) There is and has not been any failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications;

(xlvii) Except as described in the Prospectus and the General Disclosure Package, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any FINRA member; or (iii) to any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the date hereof;.

(xlviii) None of the net proceeds of the offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein; and.

(xlix) No officer, director or any beneficial owner of the Company’s unregistered securities has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA) except as set forth in the Registration Statement and the Prospectus. The Company will advise the Underwriter and Sichenzia Ross Friedman Ference LLP if it learns that any officer, director or owner of at least 5% of the Company’s outstanding Common Stock (or securities convertible into Common Stock) is or becomes an affiliate or associated person of a FINRA member participating in the offering.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a purchase price per Firm Share and Firm Warrant set forth on Schedule III, the number of Firm Securities set forth opposite its name in Schedule I hereto and (b) in the event and to the extent that the Underwriter shall exercise the election to purchase Optional Securities as provided below, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a purchase price per Optional Share and Optional Warrant set forth on Schedule III, the number of Optional Securities set forth opposite its name in Schedule I hereto.

The Company, as and to the extent indicated in Schedule I hereto, hereby grants to the Underwriter the right to purchase at its election up to 4,399,816 shares of Common Stock (the “Optional Shares”) and warrants (the “Optional Warrants” and together with the Optional Shares, the “Optional Securities”) to purchase an aggregate 1,099,954 shares of Common Stock (the “Optional Warrant Shares”), at the purchase price per Optional Share and Optional Warrant set forth on Schedule III hereto, for the sole purpose of covering sales of shares and warrants in excess of the number of Firm Shares and Firm Warrants. Any such election to purchase Optional Securities may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by you but in no event earlier than the Time of Delivery or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. The Company hereby agrees to issue and sell to the Underwriter (and/or its designees) at the Time of Delivery (as defined below) warrants (“Underwriter’s Warrants”) for the purchase of an aggregate of 586,642 shares of Common Stock for an aggregate purchase price of $100.00. The Underwriter’s Warrants as evidenced by the Underwriter’s Warrant Agreement in the form attached hereto as Exhibit A, shall be exercisable, in whole or in part, commencing six (6) months after the date hereof and expiring five (5) years after the date hereof at an initial exercise price per Share of $1.70. The Underwriter’s Warrants and the shares of Common Stock issuable upon exercise thereof are sometimes referred to herein collectively as the “Underwriter’s Securities.” The Underwriter understands and agrees that there are significant restrictions pursuant to FINRA Rule 5110 against transferring the Underwriter’s Warrants and the shares of Common Stock issuable upon exercise thereof and by its acceptance thereof shall agree that it will not, sell, transfer, assign, pledge or hypothecate the Underwriter’s Warrants, or any potion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a other than in accordance with Rule 5110.

4. Delivery and payment for the Underwriter’s Warrants shall be made at the Time of Delivery and shall be issued in the name or names and in such authorized denominations as the Underwriter may request upon at least three business days’ prior notice to the Company.

5. [Reserved].

6. The Company will deliver the Securities and the Underwriter’s Warrants to the Underwriter against receipt of payment of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company pursuant to written instructions of the Company. The time and date of such delivery and payment shall be, with respect to the Securities, 9:30 a.m., New York time, on July 28, 2009, or such other time and date as the Company and the Underwriter shall agree, and upon satisfaction by the Company of all of the conditions to closing set forth in this Agreement (the “Time of Delivery”). If the Underwriter so requests, delivery of the Firm Shares and Optional Shares, if any, shall be made by credit through full fast transfer to the accounts at the Depositary Trust Company designated by the Underwriter. The Firm Warrants and Optional Warrants, if any, shall be delivered in definitive form in the name or names and in such authorized denominations as the Underwriter may request upon no more than three business days’ prior notice to the Company. The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 11 hereof, including the cross receipt for the Securities and any additional documents requested by the Underwriter pursuant to Section 11(j) hereof, will be delivered at the offices of Sichenzia Ross Friedman Ference LLP (the “Closing Location”). A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 6, “New York Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York City. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other, (ii) in connection therewith and with the process leading to such transaction the Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) the Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, on the one hand, and the Underwriters, or any of them, on the other, with respect to the subject matter hereof.

The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

7. The Company agrees with Underwriter:

(a) To prepare the Prospectus in a form reviewed by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the General Disclosure Package or the Prospectus prior to the Time of Delivery which shall not be reviewed by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any preliminary prospectus or other prospectus in respect of the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the receipt of any notification with respect to the suspension of the shares of Common Stock for quotation on The NASDAQ Capital Market or the MTA stock market, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the General Disclosure Package or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any preliminary prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; if required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act, and to make no further amendment or supplement to such form of prospectus which shall not be reviewed by you promptly after reasonable notice thereof;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Common Stock, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) Prior to 10:00 A.M., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriter with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to you and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) Unless otherwise publicly available in electronic format on the website of the Company or filed with the Commission, to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(f) During a period of three years from the effective date of the Registration Statement, unless otherwise publicly available in electronic format on the website of the Company or filed with the Commission, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or quotation system on which any class of securities of the Company is listed or quoted; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

(g) To maintain, at its expense, a registrar and transfer agent for the Common Stock and the Warrants (which in the case of the Warrants may be the Company);

(h) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Prospectus and the General Disclosure Package under the caption “Use of Proceeds”;

(i) [Reserved];

(j) To refrain from taking at any time, directly or indirectly, any action designed or that might reasonably be expected to cause or result in, or that will constitute, stabilization of the price of the shares of any security of the Company;

(k) [Reserved]; and

(l) The Company and its subsidiaries will comply, in all material respects, with all effective applicable provisions of the Sarbanes-Oxley Act.

8. (a) The Company represents and agrees that, without the prior consent of the Underwriter it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; the Underwriter represents and agrees that, without the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and Underwriter is listed on Schedule II hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Underwriter and, if requested by the Underwriter, will prepare and furnish without charge to the Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein.

(d) The Company agrees that if the Securities are sold in accordance with the terms of this Agreement, the Underwriter shall have an irrevocable preferential right for a period of two (2) months from the end of the Lock-out Period to purchase for its account or to sell for the account of the Company, or any subsidiary of or successor to the Company any securities (whether debt or equity or any combination thereof) of the Company or any such subsidiary or successor which the Company or any such subsidiary or successor may seek to sell in a financing whether with or without or through an underwriter, placement agent or broker-dealer and whether pursuant to registration under the Act or otherwise. The Company and any such subsidiary or successor will consult the Underwriter with regard to any such proposed financing and will offer the Underwriter the opportunity to purchase or sell any such securities on terms not more favorable to the Company or any such subsidiary or successor, as the case may be, than it or they can secure elsewhere. If the Underwriter fails to accept such offer within 10 business days after the mailing of a notice containing the material terms of the proposed financing proposal by registered mail or overnight courier service addressed to the Underwriter, then the Underwriter shall have no further claim or right with respect to the financing proposal contained in such notice. If, however, the terms of such financing proposal are subsequently modified in any material respect, the preferential right referred to herein shall apply to such modified proposal as if the original proposal had not been made. The Underwriter’s failure to exercise its preferential right with respect to any particular proposal shall not affect its preferential rights relative to future proposals. The right of first refusal, as described herein, will be terminated in the event the Agreement is terminated pursuant to Section 13 below. For a period of thirty (30) days from the date of the final prospectus filed with the Commission (the “Lock-out Period”), the Company will not, without the prior written consent of the Underwriter, (i) directly or indirectly, issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the Act (other than a Registration Statement on Form S-8) with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The provisions of this clause (d) shall not apply to (A) the Securities to be sold hereunder, (B) issuances of shares of Common Stock upon the exercise of Warrants or the Underwriter’s Warrants offered hereby, (C) issuances of shares of Common Stock issuable upon exchange or conversion of currently outstanding convertible notes, (D) issuances of shares of Common Stock upon the exercise of currently outstanding warrants or amendments to the warrant agreements related thereto, (E) granting options under the Company’s incentive compensation plans described in the General Disclosure Package and the Prospectus or issuances of shares of Common Stock issuable in connection with outstanding awards under the Company’s incentive compensation plans described in the General Disclosure Package and the Prospectus, (F) issuances of shares of Common Stock issuable pursuant to agreements in effect as of the date hereof or amendments related thereto or (G) issuing shares of Common Stock in connection with strategic acquisitions or issuing shares of Common Stock subject to shareholder approval.

(e) [Reserved].

(f) The Underwriter represents and agrees that, without the prior consent of the Company, it will not knowingly make any offer or sale of the Securities in Italy. The Underwriter covenants and agrees (i) that the Underwriter has marketed the offering to institutional accounts and to not less than 150 accounts and (ii) that not more than 10% of the shares and warrants sold in the offering will be sold to purchasers who purchased securities in (A) private placements or offerings led by the Underwriter since July 22, 2008 or (B) private placements or offerings for which the Underwriter otherwise received a commission since July 22, 2008.

9. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company covenants and agrees with the Underwriter that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the cost of printing or producing this Agreement, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 6(b) hereof, including legal fees of $5,000 for counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on The NASDAQ Capital Market and the MTA stock market; (v) the cost of preparing stock and warrant certificates; (vi) the cost and charges of any transfer agent or registrar; and (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, including reimbursement of up to $25,000 of such “road show” costs and expenses described in this clause (vii) incurred by the Underwriter with the prior approval of the Company. In addition, if the transactions contemplated by this Agreement are consummated, the Company covenants and agrees with the Underwriter that the Company will pay or cause to be paid $75,000 for fees and expenses of SRRF, counsel to the Underwriter incurred in connection with the preparation, negotiation and execution of this Agreement and the transactions contemplated hereby. Except as provided in this Section, and

Sections 12 and 15 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of its counsel, stock transfer taxes on resale of any of the Securities by it, and any advertising expenses connected with any offers it may make.

10. The obligations of the Underwriter hereunder, as to the Securities to be delivered at the Time of Delivery, shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct (except for such representations and warranties that are qualified by materiality, which shall be true and correct as so qualified), the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 8(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction

(b) (i) O’Melveny & Myers LLP, counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in the form attached as Annex I(a) hereto;

(ii) Karr Tuttle Campbell, Washington counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in the form attached as Annex I(b) hereto; and

(c) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, Stonefield Josephson, Inc. shall have furnished to you a letter, dated the date of delivery thereof, in form and substance satisfactory to you and substantially in the form delivered to you prior to the date hereof, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements, and with respect to certain financial information, contained in the Registration Statement, the Pricing Prospectus and the Prospectus; provided that the letter delivered at the Time of Delivery shall use a “cut-off date” not earlier than three days prior to the date hereof;

(d) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements filed with the Commission as part of the Registration Statement and included in the General Disclosure Package and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the General Disclosure Package and the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the business, operations, assets, condition (financial or otherwise) or results of operations of the Company and its consolidated subsidiaries, otherwise than as set forth or contemplated in the General Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the

Underwriter so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus;

(e) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on The NASDAQ Capital Market; (ii) a suspension or material limitation in trading in the Company’s securities on The NASDAQ Capital Market; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or Washington State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(f) The Firm Shares and Optional Shares, if any, to be sold at the Time of Delivery shall have been duly listed for quotation on The NASDAQ Capital Market and the Company shall have complied with all obligations of the NASDAQ Capital Market and the MTA stock market relating to the sale of the Securities;

(g) The Company shall have complied with the provisions of Section 8(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(h) The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its respective obligations hereunder to be performed at or prior to the Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (f) of this Section;

(i) FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements;

(j) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

11. (a) The Company will indemnify and hold harmless the Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act from and against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any Prospecuts or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of an untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the

Prospectus, or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) any inaccuracy in the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under the law in connection with the transactions contemplated by this Agreement, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein.

(b) The Underwriter will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arise out of an untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein or (ii) arise out of or are based upon any failure by the Underwriter to comply with its representations and agreements set forth in Section 9(f); and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 12 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Company under this Section 12 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act; and the obligations of the Underwriter under this Section 12 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

12. [Reserved].

13. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter, or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

14. If this Agreement shall be terminated, the Company shall not then be under any liability to any Underwriter except as provided in Sections 11 and 14 hereof; but, if for any other reason any Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriter all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel (in an amount not to exceed $100,000), reasonably incurred by the Underwrites in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company shall then be under no further liability to any Underwriter in respect of the Securities not so delivered except as provided in Sections 11 and 14 hereof.

15. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail, telex or facsimile transmission:

If to the Underwriter:

Rodman and Renshaw, LLC

1251 Avenue of Americas, 20th Floor

New York, New York 10020

Attn: General Counsel Fax No.: 646.841.1640

Copy to:

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Attn: Harvey Kesner, Esq.

Fax: 212.930.9725

; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

16. [Reserved].

17. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter and the Company and, to the extent provided in Sections 11 and 13 hereof, the officers and directors of the Company and each person who controls the Company or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.

18. Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

19. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 15 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction contemplated by this Agreement and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriter imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, on the one hand, and the Underwriter, on the other, with respect only to the firm commitment registered shelf offering of the Securities referenced herein.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, please sign and return one counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Company and the Underwriter.

Very truly yours,

Cell Therapeutics, Inc.

By:	/s/ James A. Bianco, M.D.

Name:	James A. Bianco, M.D.

Title:	Chief Executive Officer

Accepted as of the date hereof at New York, New York

Rodman & Renshaw, LLC

By:	/s/ David Horin

Name:	David Horin

Title:	Chief Executive Officer

(Signature Page to Underwriting Agreement)

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Total Number of Firm Warrants to be Purchased
Rodman & Renshaw, LLC	29,332,107	7,333,027

SCHEDULE II

ISSUER FREE WRITING PROSPECTUSES

None.

SCHEDULE III

CELL THERAPEUTICS, INC.

29,332,107 Shares of Common Stock

7,333,027 Warrants

and Over allotment option to purchase

4,399,816 shares of Common Stock and 1,099,954 Warrants

1. The public offering price per share of Common Stock and warrant to purchase 0.25 shares of Common Stock shall be $1.30.

2. The purchase price per share of Common Stock and warrant to purchase 0.25 shares of Common Stock shall be $1.235, being an amount equal to the public offering price set forth above less $0.065 per share of Common Stock and warrant to purchase 0.25 shares of Common Stock.

2

ANNEX I(a)

FORM OF OPINION OF COMPANY COUNSEL

ANNEX I(b)

FORM OF OPINION OF WASHINGTON COUNSEL